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                                                                   EXHIBIT 10.22

                                   LEARJET 60

                          AIRPLANE PURCHASE AGREEMENT

     This Agreement is made by and between Learjet Inc., a Delaware corporation with its principal offices in Wichita, Kansas ("Learjet"), and Pediatrix Medical Group, Inc. or its Assignee ("Buyer") and shall be effective as of the date of its acceptance by Learjet.

     In consideration of the mutual covenants made herein and subject to the following terms and conditions, Learjet agrees to sell and Buyer agrees to buy the new Learjet airplane (the "Airplane") described below.

                        SECTION I.  AIRPLANE DESCRIPTION

     A. The Airplane is a new Learjet 60, Serial Number 075, more fully described in the Specification and Description dated 2/96 (the "Specification") attached hereto as Exhibit "A" and made a part hereof by reference, together with the avionics, other equipment, and interior and exterior installations as specified on Exhibit "B" ("Options").

     B. The Options are described and the price of the Options is set forth in the Optional Equipment Description & Pricing List dated 2/96.

              SECTION II.  PRICE AND PAYMENT AND DELIVERY SCHEDULE

     A. Subject to adjustment for the price of the Options and Additional Options (as hereinafter defined) selected by Buyer after the date hereof, the purchase price of the Airplane ("Purchase Price") shall be:

          Base Price..................................................  $9,795,000  U.S.
          Price of Options and Other Charges:.........................     796,150  U.S.
          Special Sales Allowance.....................................    (750,225) U.S.
               Total Purchase Price:..................................  $9,840,925  U.S.

     B. The Purchase Price shall be payable in U.S. Dollars as follows:

          *1. A non-refundable deposit of $2,000,000 at the time of the execution of this Agreement, or delivery of the Aircraft Lease Agreement per Exhibit "E", whichever is later, to be applied toward the Total Purchase Price.

           2. The balance of the Purchase Price in the amount of $7,840,925 U.S., plus applicable taxes and other charges, by cashier's check drawn on a U.S. bank or wire transfer at the time of delivery of the Airplane.

     C. Learjet anticipates that the Airplane will be ready for delivery on or about July 31, 1996 but no later than September 30, 1996 (the "Anticipated Delivery Date"), although the actual date for delivery cannot be ascertained as the date of this Agreement. The date of delivery shall be the date of actual delivery of the Airplane, unless Learjet and Buyer agree in writing to another date ("Delivery Date").

                   SECTION III.  SPECIAL PROVISIONS (IF ANY)

     *A refundable $100,000.00 received by Learjet shall become non-refundable and credited toward the $2,000,000 deposit in Section II.B.1 upon execution of this Purchase Agreement.

     Exhibits "B", Aircraft Profile, Exhibit "C" Special Conditions, Exhibit "D" Learjet 60 Total Learjet Coverage Plan, and Exhibit "E" Aircraft Lease Agreement are attached hereto and made a part hereof by reference.

     EXCEPT FOR THE EXPRESS TERMS OF THE LEARJET AIRPLANE WARRANTY POLICY SET FORTH IN THE SPECIFICATION, LEARJET MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE. SUCH WRITTEN WARRANTY IS MADE IN LIEU OF ALL OTHER WARRANTIES, OBLIGATIONS OR LIABILITIES OF LEARJET WITH RESPECT TO THE MANUFACTURE, SALE,

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LEASE, OPERATION OR USE OF THE AIRPLANE AND, EXCEPT AS SET FORTH THEREIN,
LEARJET SHALL NOT BE LIABLE IN WARRANTY, NEGLIGENCE, OR STRICT LIABILITY FOR ANY DEFECTS, FAILURES OR MALFUNCTIONS IN PERFORMANCE, DESIGN, MANUFACTURE OR OTHERWISE, WHETHER PATENT OR LATENT. THE EXTENT OF LEARJET'S LIABILITY UNDER SUCH WARRANTY IS LIMITED TO THE REPAIR OR REPLACEMENT OR DEFECTS IN THE MANNER DESCRIBED IN SUCH WARRANTY, AND ALL OTHER REMEDIES AGAINST LEARJET FOR INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES ARISING OUT OF THE MANUFACTURE, SALE, LEASE OPERATION OR USE OF THE AIRPLANE ARE EXPRESSLY EXCLUDED.

     In the event the Buyer is a natural person or sole proprietorship the, notwithstanding anything herein to the contrary, the limits on warranties or on remedies for breach shall not apply to the extent (but only to the extent) such limitations are prohibited by Kansas Law.

     Buyer and Learjet agree that this transaction is governed solely by the terms and conditions set forth (1) above, (2) on the reverse side hereof, (3) in the exhibits referenced and incorporated herein, and (4) in all amendments hereto, all of which together constitute the complete agreement between Buyer and Learjet with respect to the Airplane. Buyer acknowledges that Buyer has read and understands the complete agreement, and that this Agreement shall be not binding upon Learjet until it has been executed by both an authorized officer of Learjet and an authorized representative of Learjet's Marketing Administration Department at the address set forth below.

     BUYER HEREBY ACKNOWLEDGES AND AGREES THAT NONE OF LEARJET'S SALESMEN ARE AUTHORIZED TO WAIVE OR ALTER ANY TERM, PROVISION OR CONDITION OF THIS AGREEMENT, OR TO MAKE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THIS AGREEMENT OR THE AIRPLANE.

BUYER                                              LEARJET
Name:  Pediatrix Medical Group, Inc. or            P.O. BOX 7707
  Assignee                                         Wichita, KS 67277-7707
- ----------------------------------------------     By:
                                                   ----------------------------------------------
Address:  1455 North Park Drive                    Title:  Vice President, North American Sales
- ---------------------------------------------      ----------------------------------------------
           Ft. Lauderdale, FL 33326
- ---------------------------------------------
By:                                                By:
- ----------------------------------------------     ----------------------------------------------
Title:  President                                  Title:  Vice President, Marketing & Sales
- ----------------------------------------------     ----------------------------------------------
Date:  3/22/96                                     Date:  March 22, 1996
- ----------------------------------------------     ----------------------------------------------

                             SECTION IV.  DELIVERY

     A. Delivery Period. Learjet may tender delivery of the Airplane anytime between July 31, 1996 and September 30, 1996 (the "Delivery Period"); provided, however, that in the event (1) Buyer selects, with the approval of Learjet, additional or alternative avionics, other equipment, interior or exterior installations or furnishings or other changes in the Airplane ("Additional Options"); (2) installation of any Additional Options affects Learjet's ability to timely deliver the Airplane; (3) delivery is delayed due to causes beyond Learjet's control; or (4) defects are noted during the inspection and acceptance flight provided for under Section V.A. hereof, then the Delivery Period shall be extended for the period of time reasonably

     B. Place of Delivery. Delivery of the Airplane to Buyer shall be in Wilmington, Delaware following technical acceptance in Tucson, Arizona, unless a different location is agreed upon in writing by Buyer and Learjet.

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                       SECTION V.  LEARJET'S OBLIGATIONS

     A. Delivery and Acceptance. Learjet will notify Buyer when the Airplane is ready for delivery and permit Buyer to inspect the Airplane and participate in an acceptance flight of not more than two (2) hours duration which shall be controlled by Learjet. If no defects are noted during the inspection and acceptance flight, Buyer shall accept and pay for the Airplane on the Delivery Date. If any defects are noted during such inspection and acceptance flight, Learjet shall correct the same within a reasonable time and, if necessary, and as provided in Section VI.C. hereof, the Delivery Period shall be extended to permit Learjet to correct such defects.

     B. Transfer of Title. At the time of delivery, Learjet shall transfer, or cause to be transferred, title to the Airplane, free and clear of all liens and encumbrances, by means of a Bill of Sale duly prepared and executed on the appropriate U.S. Federal Aviation Administration ("FAA") form.

     C. Certificate of Airworthiness. At the time of delivery, Learjet shall furnish the Buyer with a valid, effective Standard Certificate of Airworthiness issued by the FAA certifying that, as of the date of issuance, the Airplane has been inspected and found to conform in all respects to the applicable FAA Type Certificate.

     D. Publications. Learjet shall furnish the Buyer with one copy each of the applicable Flight Manual, Maintenance Manual, Parts Catalog, two sets of wiring diagrams, flight supplements for all installed equipment and Wiring Manual and, for a period of one (1) year after delivery of the Airplane, Learjet shall furnish to the Buyer, without charge, any revisions to such publications.

     E. Training. The price of the Airplane includes, and Learjet shall make available to Buyer, training by Learjet's designated trainer, Flight Safety International, for two (2) qualified pilots and ground maintenance training for two (2) mechanics in accordance with the terms of the Crew Training Agreement set forth in the Specification. All training described in the Specification shall be available from the execution of this Purchase Agreement until twelve
(12) calendar months after delivery of the Airplane, subject to availability.

                        SECTION VI.  BUYER'S OBLIGATIONS

     A. Payments. Buyer agrees to make all deposits and payments required to be made pursuant to Section II. hereof as and when the same are due. Late payments shall be subject to interest charges from the date due until paid at a rate equal to the prime rate as reported from time to time by the Wall Street Journal PLUS 2%.

     B. Specification of Options and Changes. Buyer agrees to specify the Options on or before the Option Date in accordance with Section I. hereof. Any Additional Options requested by Buyer after the Option Date shall be subject to Learjet's approval. Buyer understands and agrees that such changes may result in additional charges and/or delays in the Delivery Date.

     C. Inspection. Within seven (7) business days after Learjet notifies Buyer that the Airplane is ready for delivery, Buyer agrees to inspect the Airplane, and if the Airplane meets the Specification, is free of mechanical and cosmetic defects, is equipped per Exhibit B, and the conditions of Section V.C. and V.D. are met, to accept and pay for the Airplane on the Delivery Date. If Buyer has not accepted the Airplane within ten (10) days after the date Learjet notifies Buyer that the Airplane is ready for delivery, then Buyer agrees to immediately notify Learjet, in writing, of the reasons for Buyer's failure to accept the Airplane. The unpaid balance of the Purchase Price shall be subject to interest charges from the date the Airplane is ready for delivery until paid at the rate described in Paragraph A. of this Section VI; provided, however, that if Buyer's failure to accept and pay for the Airplane is due to the fact that the Airplane does not meet the Specification, that the Airplane is not equipped as set forth in Exhibit B, or the conditions of Section V.C. and V.D. are not met, or the Airplane has mechanical or cosmetic defects, then no interest shall accrue unless and until such time as the Airplane meets the Specification, the criteria of Exhibit B and the conditions of Section V.C. and V.D., and is free of mechanical and cosmetic defects and is tendered for delivery by Learjet and Buyer refuses acceptance.

     If for any reason the Airplane tendered for delivery by Learjet does not meet the above criteria, and Buyer refuses to accept delivery thereof, Buyer agrees to specify, in writing, the basis of Buyer's refusal to accept delivery and to give Learjet the reasonable opportunity or opportunities to cure any defect and thereafter, deliver the Airplane to Buyer. If defects in the Airplane are discovered by Buyer subsequent to delivery, Buyer agrees to

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immediately notify Learjet, in writing, of such defects and further agrees to provide Learjet the reasonable opportunity or opportunities to cure the same in accordance with the terms of the Learjet Airplane Warranty Policy set forth in the Specification.

     D. Taxes. At the time of delivery of the Airplane, Buyer shall remit to Learjet, in addition to any other amounts due Learjet hereunder, (1) any and all federal, state, or local sales or other taxes applicable to the sale and delivery of the Airplane which Learjet is required to collect and (2) any and all import duties, import taxes, or other import charges levied by other than the United States Government. Buyer hereby agrees to indemnify and hold Learjet harmless from and against any and all applicable sales, use or other taxes which, inadvertently or for any other reason, are not collected by Learjet at the time of delivery.

                   SECTION VII.  GENERAL TERMS AND CONDITIONS

     A. Loss, Damage or Destruction of the Airplane. In the event of loss, damage or destruction of the Airplane prior to delivery, Learjet shall be excused from and not be liable for any delay or failure in the performance of this Agreement. In such event Buyer shall have the right to accept delivery of the next available airplane, as determined by Learjet, or to terminate this Agreement. Buyer shall notify Learjet of its decision within fifteen (15) days from the date of receipt of notice from Learjet of the loss, damage or destruction of the Airplane and the anticipated delivery date and price of the next available airplane. In the event of termination of this Agreement hereunder, Buyer shall be entitled to recover all amounts paid to Learjet on account of the Airplane together with interest thereon at the prime rate as reported from time to time by the Wall Street Journal.

     B. Title and Risk of Loss. Title and risk of loss to the Airplane shall pass from Learjet to Buyer at the time of delivery.

     C. Failure or Delay in Delivery. Learjet shall not be liable for any failure to deliver or delay in delivery of the Airplane due to causes beyond its control and the Delivery Period shall be extended by a period of time equal to such delay. Such causes include, but are not limited to, acts of God or public enemy, war, civil commotion, insurrection, riot, embargo, fire, explosion, earthquake, lightning, flood, drought, windstorm, tornado, other action of the elements, epidemics, governmental acts, regulations or directives, labor strikes or work stoppages or slowdown, delays in vendor deliveries, failure after due diligence to obtain type approval or airworthiness certification, or any other cause beyond Learjet's control or not attributable to Learjet's negligence.

     D. Termination.

          (1) Learjet may terminate this Agreement immediately at any time prior to delivery of the Airplane by written notice to the Buyer in the event (a) Buyer makes an assignment for the benefit of creditors, admits an inability to pay its debts as they become due, (b) a receiver or trustee is appointed for Buyer or for substantially all of Buyer's assets and, if appointed without Buyer's consent, such appointment is not discharged or stayed within thirty (30) days, or (c) proceeding under any law of bankruptcy, insolvency, or reorganization or relief of debtors is instituted by or against Buyer and, if not contested by Buyer, not dismissed or stayed within thirty (30) days.

          (2) Learjet may terminate this Agreement immediately upon written notice to Buyer in the event Buyer (a) fails to make any payment required to be made by Buyer hereunder when due or (b) fails or refuses to accept delivery of the Airplane within seven (7) days (i) after the date the Airplane is ready for delivery or (ii) after Learjet has cured, within a reasonable time, any defects noted during Buyer's inspection of the Airplane. In the event of termination of this Agreement by Learjet under either subparagraph (1) or subparagraph (2) of this Paragraph D. of Section VII., all of Buyer's right, title and interest in, to and under this Agreement and the Airplane shall be extinguished, and all amounts paid by Buyer on account of the Airplane under this Agreement shall be retained by Learjet, not as a penalty, but as liquidated damages for default.

          (3) Buyer may terminate this Agreement at any time prior to delivery of the Airplane by giving not less than ten (10) days written notice to Learjet in the event Learjet (a) fails to tender delivery of the Airplane within the Delivery Period and such failure is not excused pursuant to Paragraph C. of this Section VII, or

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     (b) Learjet fails for any reason whatsoever to tender delivery of the
     Airplane within six (6) months after the end of the Delivery Period. In the event of termination of this Agreement by Buyer under subparagraph (3) of this Paragraph D. of Section VII. Learjet shall promptly refund all amounts paid by Buyer on account of the Airplane, together with interest thereon at the prime rate as reported from time to time by the Wall Street Journal, which shall be Buyer's sole and exclusive remedy for Learjet's failure to deliver the Airplane as set forth in subparagraph (3) of this Paragraph D. of Section VII.

          (4) Buyer recognizes, understands and agrees that Buyer shall not have the right to terminate this Agreement because of any change or fluctuation in the value of any currency.

     E. Assignment. This Agreement may be assigned by Buyer to a subsidiary or other affiliate owned and controlled by, or under common ownership or control with, Buyer, or to a leasing company for purposes of financing after written notification to Learjet. Any other assignment by Buyer of this Agreement may be made only with Learjet's prior written consent, which shall not be unreasonably withheld. Learjet reserves the right to assign and transfer its rights under this Agreement to financing institutions for financial and accounting purposes. Any such assignment and transfer shall not relieve Learjet of its obligations under the Purchase Agreement. Buyer agrees to acknowledge its consent hereto by executing and delivering such documents or instruments as Learjet may reasonably request.

     F. Notices. Any notice to be given hereunder shall be sent by certified or registered mail, commercial courier, telegram, or telecopier to the party to which such notice is to be given at the address set forth above or such other address as the party to receive such notice shall designate in writing. Notice so sent shall be deemed to be received upon actual receipt.

     G. Entire Agreement. This Agreement and the matters referred to herein constitute the entire agreement of Learjet and Buyer with respect to the Airplane and supersede and cancel all prior statements, representations, negotiations, understandings, agreements, undertakings, and communications, whether verbal or written, with respect to or in connection with the subject matter hereof. This Agreement may only be amended or changed by a written instrument signed by both parties hereto.

     H. Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Kansas.

     I. Arbitration. All disputes arising under this Agreement which cannot be settled amicably between Learjet and Buyer shall be resolved by arbitration conducted in Wichita, Kansas, in accordance with the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding upon both parties.

     J. Severability. If any of the terms or provisions of this Agreement are determined or held to be illegal or unenforceable under applicable law, such terms and provisions shall be deemed to be ineffective and severed from the remaining terms and provisions hereof which shall be unimpaired and remain in full force and effect.

     K. Acceptance in Wichita. This Agreement shall become a binding contract upon its acceptance and execution by Learjet at its principal offices in Wichita, Kansas.

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